AMENDED AND RESTATED BY-LAWS

                                       of

                              THE JAPAN FUND, INC.
                            (a Maryland Corporation)

                                   ARTICLE I.

                            Meetings of Stockholders.

         SECTION 1. ANNUAL MEETING. If a meeting of the stockholders of the Corporation is required by the Investment Company Act of 1940, as amended (the "1940 Act") to take action on the election of Directors, then there shall be an annual meeting held to elect directors and to take such other action as may properly come before the meeting no later than 120 days after the occurrence of the event requiring the meeting. Annual meetings may be held at any place determined by the Board of Directors. The Chairman of the Board shall preside at each meeting. In the absence of the Chairman of the Board the director or directors there present may elect a temporary chairman for the meeting, who may be one of themselves.

         SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders may be held for any purpose or purposes, at any place determined by the Board of Directors when called by the Chairman of the Board or the Chief Executive Officer or by the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by the holders of shares entitled to not less than 50% of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purpose or purposes of such meetings and the matters proposed to be acted on and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months. The Chairman of the Board shall preside at each meeting. In the absence of the Chairman of the Board the director or directors there present may elect a temporary chairman for the meeting, who may be one of themselves.

         SECTION 3. NOTICE OF STOCKHOLDERS' MEETING. Notice of all meetings of the stockholders, stating the time, place, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting shall be given not less than ten nor more than ninety days before the date of the meeting. Notice is given to a stockholder when it is (i) personally delivered to the stockholder, (ii) left at the stockholder's residence or usual place of business, (iii) mailed to the stockholder, postage prepaid, at the stockholder's address as it appears on the records of the Corporation, or (iv) transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means.

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         SECTION 4. QUORUM. The presence in person or by proxy of the holders of record of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at any meeting of the stockholders. If at any meeting of the stockholders there shall be less than a quorum present, stockholders holding a majority of the shares represented at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned. This Section 4 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

         SECTION 5. VOTING. At all meetings of stockholders, each stockholder of record entitled to vote thereat shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed as hereinafter provided for the determination of stockholders entitled to vote at such meeting, and action shall be taken and all questions decided by the votes of the holders of a majority of the shares represented at the meeting in person or by proxy and entitled to vote thereat, except with respect to the election of directors, which shall be decided by a plurality of all the votes cast and except as otherwise provided by the charter or by these By-Laws or by specific statutory provision superseding the restrictions and limitations contained in the charter or in these By-Laws.

         SECTION 6. CLOSING OF TRANSFER BOOKS: RECORD DATES. The Board of Directors may fix the time, not exceeding twenty days preceding the date of any meeting of stockholders, of any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors may fix, in advance, a date, not exceeding ninety days and not less than ten days preceding the date of any meeting of stockholders, and not exceeding sixty days preceding any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. Subject to the provisions of the laws of Maryland, the Board of Directors shall have the power to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.

         SECTION 7. PROXIES. A stockholder may authorize another person to act as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic


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or telephonic means. Further, to the extent permitted by Maryland law, the placing of a stockholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder.

                                   ARTICLE II.

                                   Directors.

         SECTION 1. POWERS. Except as otherwise provided by law, by the charter or by these By-Laws, all the business and affairs of the Corporation shall be managed and all the powers of the Corporation shall be exercised by its Board of Directors. All acts done by any meeting of the Board of Directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or such person acting as a director or that they or any of them were disqualified to be directors or a director, be as valid as if the directors or such person acting as a director, as the case may be, had been duly elected and were or was qualified to be the directors or a director of the Corporation.

         An honorary director shall be invited to attend all meetings of the Board of Directors but shall not be present at any portion of a meeting from which the honorary director shall have been excluded by vote of the directors. An honorary director shall not be a "Director" or "officer" within the meaning of the Corporation's Certificate of Incorporation or of these By-Laws, shall not be deemed to be a member of an "advisory board" within the meaning of the Investment Company Act of 1940, as amended from time to time, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation. Notice of special meetings may be given to an honorary director but the failure to give such notice shall not affect the validity of any meeting or action taken thereat. An honorary director shall not have the powers of a Director, may not vote at meetings of the Board of Directors and shall not take part in the operation or governance of the Corporation. An honorary director shall receive such compensation as determined by the Board of Directors and may, in the discretion of the Board of Directors, be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.

         A nominee director (i.e., a person nominated by the Nominating Committee and the Board, pending shareholder approval for election to the Board) may be invited to attend meetings (or portions of meetings) of the Board of Directors. A nominee director shall not be a "Director" or "officer" within the meaning of the Corporations Certificate of Incorporation or of these By-Laws, shall not be deemed to be a member of an "advisory board" within the meaning of the Investment Company Act of 1940, as amended from time to time, shall not hold himself out as any of the foregoing, and shall not be liable to any person for any act of the Corporation. Notice of special meetings may be given to a nominee director but the failure to give such notice shall not affect the validity of any meeting or action taken thereat. A nominee director shall not have the powers of a Director, may not vote at meetings of the Board of Directors and shall not take


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

part in the operation or governance of the Corporation. A nominee director shall receive such compensation as determined by the Board of Directors and may, in the discretion of the Board of Directors, be reimbursed for expenses incurred in attending meetings of the Board of Directors or otherwise.

         SECTION 2. NUMBER - ELECTION - TERM. The number of directors may be changed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors, provided, however, that the number of Directors shall in no event be fewer than three nor more than twenty-one. The Board of Directors may elect directors to fill any vacancies created by an increase in the number of directors; provided that no such vacancy may be so filled after the first annual meeting of stockholders of the Corporation if immediately after filling such vacancy less than two-thirds of the directors then holding office would have been elected by the stockholders at an annual or special meeting. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors to a number not less than three. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect the Board of Directors. Each director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, subject to prior resignation or removal as hereinafter provided. The Board of Directors shall designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside at each meeting of the Board. In the absence of the Chairman of the Board the directors there present may elect a temporary chairman for the meeting. He shall keep the Board of Directors fully informed and shall freely consult with the Board concerning the business of the Corporation. He shall have such other powers and perform such other duties as may, from time to time, be specified by the Board of Directors. An honorary director shall serve for such term as shall be specified in the resolution of the Board of Directors appointing him or her until his or her earlier resignation or removal.

         SECTION 3. VACANCIES. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of directors, a majority of the remaining directors, although less than a quorum, may elect a successor to hold office until the next annual meeting of the stockholders of the Corporation and until his successor is duly elected and qualifies; provided that no such vacancy may be so filled after the first annual meeting of stockholders of the Corporation if immediately after filling such vacancy less than two-thirds of the directors then holding office would have been elected by the stockholders at an annual or special meeting thereof.

         SECTION 4. ELECTION OF ENTIRE NEW BOARD. If at any time after the first annual meeting of stockholders of the Corporation a majority of the directors in office shall consist of directors elected by the Board of Directors, a meeting of the stockholders shall be called forthwith for the purpose of electing the entire Board of Directors, and the terms of office of the directors then in office shall terminate upon the election and qualification of such Board of Directors. This Section 4 may be altered, amended or repealed only upon the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote.

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

         SECTION 5. REMOVAL. At any meeting of stockholders duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office, with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed directors. An honorary director may be removed from such a position with or without cause by the vote of a majority of the Board of Directors given at any regular meeting or special meeting.

         SECTION 6. MEETINGS. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting. The Board of Directors may from time to time provide by resolution for the holding of regular meetings. Special meetings may be held for any purpose when called by the Chairman of the Board or the Chief Executive Officer or any Vice President or the Secretary, or by not less than one-third of the entire Board, or by any four directors if the entire Board consists of more than twelve directors.

         SECTION 7. NOTICE OF DIRECTORS' MEETINGS. Notice of the time and place (and of the purposes of the meeting when expressly required by law, the charter or these By-Laws) of every meeting of the Board of Directors shall be given by the Secretary as hereinafter provided. Each notice shall state the date, time and place of the meeting and shall be delivered or transmitted to each Director, either personally or by telephone or other standard form of telecommunication or by electronic mail to any electronic mail address of the Director, at least 24 (twenty-four) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his residence or usual place of business, and mailed at least 2 (two) days before the day on which the meeting is to be held, or transmitted by telegraph, cable or other communication at least one day before the meeting; provided that, if any meeting of the Board of Directors shall be called to be held outside the United States, the notice thereof shall be given not less than three weeks before the meeting.

         SECTION 8. WAIVER OF NOTICE - WHEN NOTICE NOT NECESSARY. Whenever any notice of the time, place or purposes of any meeting of directors or any committee thereof is required to be given under any provision of law, of the charter or of the By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person, shall be deemed equivalent to the giving of such notice to such person or persons.

         SECTION 9. QUORUM - VOTING. At all meetings of the Board of Directors the presence of one-third of the whole number of directors as fixed from time to time pursuant to the By-Laws, but in any case not less than two directors, shall constitute a quorum for the transaction of all business, but if a quorum be lacking at any meeting, a majority of those present may adjourn the meeting to such time and place within the United States as they may determine, and such meeting may be held as so adjourned without further notice if a quorum is present. Subject to the provisions of the By-Laws as to notice, any business that may come before any meeting of the Board of Directors at which a quorum shall be present may be transacted thereat, and unless


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otherwise provided by law, by the charter or by the By-Laws, all elections shall be had and all questions shall be decided by the vote of a majority of the directors present.

         SECTION 10. MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment enabling all persons participating in the meeting to hear each other at the same time, and participation by such means shall constitute presence in person at such meeting.

         SECTION 11. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all the members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or such committee.

         SECTION 12. COMPENSATION OF DIRECTORS. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by the Board of Directors.

                                  ARTICLE III.

                                   Committees.

         SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, in each year, by the affirmative vote of a majority of the entire Board, elect from the directors an Executive Committee to consist of such number of directors (not less than one) as the Board may from time to time determine. The chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation (including the power to authorize the seal of the Corporation to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill vacancies on, the Board, to remove or appoint officers or to dissolve or change the permanent membership of the Executive Committee, or to make or amend the By-Laws of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

         SECTION 2. OTHER COMMITTEES. The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint other committees which shall in each case consist of such number of Directors (not less than two) and shall have and may exercise such powers as the


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

Board may determine in the resolution appointing them. A majority of all members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors, by the affirmative vote of a majority of the entire Board, shall have power at any time to change the members and powers of any such committee, to fill vacancies, and to discharge any such committee. If the Board of Directors has given general authorization for the issuance of stock with such authorization providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization, or any stock option or other plan or program adopted by the Board, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Article V of these By-Laws.

                                   ARTICLE IV.

                                    Officers.

         SECTION 1. OFFICERS. The officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after incorporation and thereafter annually. There shall be a Chief Executive Officer, a Chief Compliance Officer, a Secretary and a Treasurer. The Chief Executive Officer may be a member of the Board of Directors of the Corporation, including Chairman of the Board. The Board of Directors or the Executive Committee may also in its discretion appoint other officers, including Vice Presidents, Assistant Secretaries, Assistant Treasurers, and agents and employees, who shall have such authority and perform such duties as the Board, the Executive Committee or the Chief Executive Officer may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of Chief Executive Officer and Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers on behalf of the Corporation.

         SECTION 2. CHIEF EXECUTIVE OFFICER. Subject to the supervision of the Board of Directors, the Chief Executive Officer shall be the general executive and administrative officer of the Corporation and shall have chief responsibility for general supervision, direction and control of the business of the Corporation and its officers and employees, as well as supervision of the Corporation's service providers, and shall exercise such powers of management as are usually vested in the office of the Chief Executive Officer of a corporation. Subject to the supervision of the Board, the Chief Executive Officer shall be responsible for the day-to-day administration and operation of the Corporation. The Chief Executive Officer shall keep the Board of Directors fully informed and shall freely consult with them concerning the business of the Corporation. Subject to direction of the Board of Directors, the Chief Executive Officer shall have power in the name of and on behalf of the Corporation to execute any an all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Corporation. Unless otherwise directed by the Board of Directors, the Chief


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Executive Officer shall have full authority and power, on behalf of all of the
Board of Directors, to attend, to act and to vote, on behalf of the Corporation, at any meetings of business organizations in which the Corporation holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The Chief Executive Officer shall have such further authorities and duties as the Board of Directors shall from time to time determine. In the absence or disability of the Chief Executive Officer, the Board of Directors shall designate one of their members to perform all of the duties of the Chief Executive Officer who, when so acting, shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer. The Chief Executive Officer, subject to the direction of the Board of Directors, shall have the power in the name of and on behalf of the Corporation to execute any and all instruments in writing, and, in addition, shall have such other duties and powers as shall be designated from time to time by the Board of Directors. The Chief Executive Officer shall be entitled to compensation from the Corporation for his/her services as may from time to time be determined by the Board of Directors.

         SECTION 3. TREASURER. Except as otherwise directed by the Board of Directors, the Treasurer shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Corporation, and shall have and exercise under the supervision of the Board of Directors and of the Chief Executive Officer all powers and duties normally incident to the office. The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the corporation or to its order. The Treasurer shall deposit all funds of the Corporation in such depositories as the Board of Directors shall designate. The Treasurer shall be responsible for such disbursement of the funds of the Corporation in the Treasurer's possession as may be ordered by the Board of Directors, and shall be subject at all times to the inspection and control of the Board of Directors and the Chief Executive Officer. Unless the Board of Directors shall otherwise determine, the Treasurer shall be the principal accounting officer of the Corporation and shall also be the principal financial officer of the Corporation. The Treasurer shall have such other duties and authorities as the Board of Directors or the Chief Executive Officer shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Chief Executive Officer or Board of Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of the corporation.

         SECTION 4. TERM OF OFFICE. The term of office of all officers shall be until their respective successors are chosen and qualified, subject, however, to the provision for removal contained in the charter. Any officer may be removed from office at any time with or without cause by the vote of a majority of the entire Board of Directors.

         SECTION 5. POWERS AND DUTIES OF OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER AND TREASURER. The officers of the Corporation, other than the Chief Executive Officer and Treasurer, whose powers and duties are set forth in Sections 2 and 3 hereof, shall have the powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors, the Executive Committee or the Chief Executive Officer.

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         SECTION 6. COMPENSATION. The officers of the Corporation shall receive from the Corporation only such compensation as the Board of Directors may from time to time determine.

         SECTION 7. SURETY BONDS. The Board of Directors may require that any officer, agent or employee of the Corporation be bonded for the faithful performance of his duty.

                                   ARTICLE V.

                                 Capital Stock.

         SECTION 1. CERTIFICATE OF SHARES. Certificates for shares of stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the Chairman of the Board, the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

         SECTION 2. TRANSFER OF SHARES. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof, in person or by his duly authorized attorney or legal representative, (i) if a certificate or certificates have been issued, upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or (ii) as otherwise prescribed by the Board of Directors.

         SECTION 3. STOCK LEDGERS. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

         SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation of any class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety to the Corporation and the transfer agent of the Corporation, if any, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE VI.

                         Corporate Seal and Fiscal Year.

         SECTION 1. SEAL. The seal of the Corporation shall be in such form as the Board of Directors shall approve, but shall contain the name of the Corporation and the State and year of its incorporation.

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

         SECTION 2. FISCAL YEAR. The fiscal year of the Corporation shall be the period of twelve months ending on the last day of September in each year.

                                  ARTICLE VII.

                                 Miscellaneous.

         SECTION 1. ADVISORY CONTRACT. Any contract pursuant to which, subject to the control of the Board of Directors of the Corporation, a person acts as investment adviser of the Corporation shall conform with and be subject to the provisions of Section 15 of the 1940 Act, and the rules promulgated under the 1940 Act, and shall provide, among other things, that such contract cannot be transferred, assigned, sold or in any manner hypothecated or pledged by the other party thereto.

         SECTION 2. REPORTS TO STOCKHOLDERS. The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual and semi-annual fiscal period of the Corporation and at such other times, if any, as may be directed by the Board of Directors of the Corporation. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation, of record on such date with respect to each report as may be determined by the Board of Directors, at his address as the same appears on the books of the Corporation. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or semi-annual period covered by the report and the securities in which the funds of the Corporation were then invested; such report shall show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or semi-annual period covered by the report and any amount paid during such period to any security dealer, legal counsel, transfer agent, dividend disbursing agent, registrar or custodian having a partner, officer or director who was also an officer or director of the Corporation at any time during such period, and shall set forth such other matters as the Board of Directors or such independent firm of public accountants shall determine.

         SECTION 3. APPROVAL OF FIRM OF INDEPENDENT PUBLIC ACCOUNTANTS. If required by the 1940 Act, at any annual meeting of the stockholders of the Corporation there shall be submitted for ratification or rejection the name of the firm of independent public accountants which has been selected for the current fiscal year in which such annual meeting is held by a majority of those members of the Board of Directors who are not "interested persons" of investment advisors of, or affiliated persons of an investment advisor of, or officers or employees of, the Corporation, as such terms are defined in the 1940 Act.

         SECTION 4. CUSTODIANSHIP. All securities owned by the Corporation and all cash, including, without limiting the generality of the foregoing, the proceeds from sales of securities owned by the Corporation and from the issuance of shares of the capital stock of the Corporation, payments of principal upon securities owned by the Corporation and distributions in respect of securities owned by the Corporation which at the time of payments are represented by the distributing corporation to be capital distributions, shall be held by a custodian which shall be a trust company, a private bank or a national bank of good standing, having a capital, surplus


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and undivided profits aggregating not less than ten million dollars
($10,000,000). The terms of custody of such securities and cash shall include provisions to the effect that the custodian shall deliver securities owned by the Corporation only (a) upon sales of such securities for the account of the Corporation and receipt by the custodian of payment therefor, (b) when such securities are called, redeemed or retired or otherwise become payable, (c) for examination by any broker selling any such securities in accordance with "street delivery" custom, (d) in exchange for or upon conversion into other securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise,
(e) upon conversion of such securities pursuant to their terms into other securities, (f) upon exercise of subscription, purchase or other similar rights represented by such securities, (g) for the purpose of exchanging interim receipts or temporary securities for definitive securities, or (h) for other proper corporate purposes. Such terms of custody shall also include provisions to the effect that the custodian shall hold the securities and funds of the Corporation in a separate account or accounts and shall have sole power to release and deliver any such securities and draw upon any such account, that the custodian shall deliver or pay out of any such account any of the securities or funds of the Corporation only on receipt by such custodian of written instructions from two or more persons authorized by the Board of Directors to give such instructions on behalf of the Corporation, except as to (b) and (g) above, and that the custodian shall deliver cash of the Corporation required by this Section 4 to be deposited with the custodian only upon the purchase of securities for the portfolio of the Corporation and the delivery of such securities to the custodian, for the purchase of shares of the capital stock of the Corporation, for the payment of interest, dividends, taxes, advisory or supervisory fees or operating expenses, for payments in connection with the conversion, exchange or surrender of securities owned by the Corporation, for payments in connection with the exercise of warrants or rights to subscribe to securities owned by the Corporation, for conversion from United States dollars into a foreign currency or from a foreign currency into United States dollars, or for other proper corporate purposes. Upon the resignation or inability to serve of any such custodian the Corporation shall (a) use its best efforts to obtain a successor custodian, (b) require the cash and securities of the Corporation held by the custodian to be delivered directly to the successor custodian, and (c) in the event that no successor custodian can be found, submit to the stockholders of the Corporation, before permitting delivery of such cash and securities to anyone other than a successor custodian, the question whether the Corporation shall be dissolved or shall function without a custodian; provided, however, that nothing herein contained shall prevent the termination of any agreement between the Corporation and any such custodian by the affirmative vote of the holders of a majority of all the shares of the capital stock of the Corporation at the time outstanding and entitled to vote. Upon its resignation or inability to serve, the custodian may deliver any assets of the Corporation held by it to a qualified bank or trust company in The City of New York selected by it, such assets to be held subject to the terms of custody which governed such retiring custodian, pending action by the Corporation as set forth in this Section 4.

         SECTION 5. INFORMATION TO ACCOMPANY DIVIDENDS. At the time of the payment by the Corporation of any dividend to its stockholders, each stockholder to whom such dividend is paid shall be notified of the account or accounts from which it is paid and of the amount thereof paid from each such account.

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

         SECTION 6. INVESTMENT RESTRICTION. In any case where an officer or director of the Corporation or of any investment advisor of the Corporation, or a member of an advisory committee or portfolio committee of the Corporation, is also an officer or director of another corporation and the purchase or sale of the securities issued by such other corporation is under consideration, the officer, director or committee member concerned will abstain from participating in any decision made on behalf of the Corporation to purchase or sell any securities issued by such other corporation.

         SECTION 7. ANNUAL STATEMENT OF AFFAIRS. The Chief Executive Officer, any Vice President or the Treasurer of the Corporation shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the stockholders, if any, and, within 20 days after the meeting (or, in the absence of an annual meeting, within 120 days after the end of the fiscal year), placed on file at the Corporation's principal office.

                                  ARTICLE VIII.

                              Amendment of By-Laws.

         Except as provided in Section 4 of Article I hereof, Section 4 of
Article II hereof and in this Article VIII, the By-Laws of the Corporation may be altered, amended, added to or repealed by the stockholders or by majority vote of the entire Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by the stockholders. After the initial issue of any shares of capital stock of the Corporation, this Article VIII may be altered, amended or repealed only upon the affirmative vote of the holders of the majority of all shares of the capital stock of the Corporation at the time outstanding and entitled to vote.


Amended as of April 26, 2007

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